  SkyWay Communications Holding Corp. Announces the Appointment of an Aviation
               Industry Veteran as Director, Airline Operations.

________________________________________________________________________________

CLEARWATER, FL, Aug. 11, 2004 (Business Wire - 11:00a.m.) - SkyWay
Communications Holding Corp. (SWYC) and it's wholly owned subsidiary, SkyWay
Aircraft Inc., an innovative provider of in-flight broadband communications, entertainment and security services to the aviation industry, announced today the appointment of Mr. Frank Delahanty as Director of Airline Operations.

Mr. Delahanty will be responsible for coordinating with the commercial airlines and establishing their requirements to their domestic and international routes.
He will oversee the SkyWay product design and development as well as its sales and marketing efforts. Mr. Delahanty will focus on specific airline requirements, applications and program improvements.

Mr. Delahanty has over 25 years experience in both military aviation and commercial airline operations. A retired United States Marine Corps attack aircraft pilot, Mr. Delahanty has extensive background in maintenance material control, aircraft operations and aircrew systems training as well as experience as a senior executive in the telecommunications industry. Mr. Delahanty holds a degree in Business Administration with a focus on Transportation from the
University of Maryland.

For the past 15 years Mr. Delahanty has been employed by Northwest Airlines as a
Captain in its domestic and international operations. He is a "Type Rated" pilot with more than 10,000 hours of flight time, which includes experience in 727,
757, and DC-9 aircraft, on which he holds an Airline Transport Pilots License and is an FAA designated DC-9 check airman.

"We are very excited to have someone of Frank's caliber on board with SkyWay.
Frank's extraordinary knowledge of both military and commercial aviation significantly enhances our product development and marketing activities." stated
Brent Kovar, President of SkyWay.

SkyWay's technology is based on a substantial upgrade to the existing North
American Telephone System communications infrastructure, which enables each aircraft within the coverage area to send and receive up to 15Mbps of information and video. The bandwidth may be used to provide passengers with cellular telephone services, internet access, enhanced entertainment and informational features, and, provides ground control access to real time, in-flight, aircraft surveillance, an important aspect of improved homeland security.

About SkyWay Communications Holding Corporation

SkyWay Communications Holding Corporation. is a Clearwater, Florida based company that is developing a unique ground to air in-flight aircraft communication network that it anticipates will facilitate homeland security and in-flight entertainment. SkyWay is focused on bringing to the market a network supporting aircraft-related service including anti-terrorism support, real time in-flight surveillance and monitoring, WIFI access to the Internet, telephone service and enhanced entertainment service for commercial and private aircraft throughout the United States. Based on the final upgrading of a previous airborne telephone and communications network, SkyWay intends to provide broadband connectivity between the ground and in-flight aircraft throughout the
U.S. using technology that provides a broadband high-speed data transmission.
SkyWay intends to be the communications solution for commercial and private aircraft owners wanting real time access to on-board security systems, aircraft health and welfare monitoring, avionics operations and for passengers wanting real time high-speed access to the Internet. The network will enable

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applications that can personalize the in-flight entertainment experience, provide real time access to flight management avionics with long-term data storage and also support for ground monitoring of in-flight surveillance systems that are being designed with the goal of enhancing current airline security standards.

Forward-looking statements in this release are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.
Investors are cautioned that such forward-looking statements involve risks and uncertainties, including without limitation, continued acceptance of the
Company's products, increased levels of competition for the Company, new products and technological changes, the Company's dependence on third-party suppliers, and other risks detailed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission.

For more information regarding SkyWay Communications Holding Corp. please contact:

Steve Klein, Investor Relations (925) 735-2400 OR
www.skywayaircraftsecurity.com for additional information

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